EXECUTION VERSION

ADMINISTRATION AGREEMENT

among

PHH MORTGAGE TRUST, SERIES 2008-CIM1,

as Issuer

HSBC BANK USA, NATIONAL ASSOCIATION,

as Indenture Trustee,

WELLS FARGO BANK, N.A.,
as Securities Administrator,

LASALLE NATIONAL TRUST DELAWARE,

as Owner Trustee

and

ACE SECURITIES CORP.,
as Depositor

Dated as of April 24, 2008

This Administration Agreement (the “Agreement”) is entered into as of April 24, 2008 among PHH MORTGAGE TRUST, SERIES 2008-CIM1, a Delaware statutory trust (the “Issuer”), HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity but solely as securities administrator (the “Securities Administrator”), LASALLE NATIONAL TRUST DELAWARE, not in its individual capacity but solely as owner trustee of the Issuer (the “Owner Trustee”) and ACE SECURITIES CORP. (as Depositor).

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture, the Trust Agreement or the Sale and Servicing Agreement (each as defined herein).

W I T N E S S E T H:

WHEREAS, the Issuer is a statutory trust under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.) created by an initial trust agreement, dated as of April 11, 2008, between the Depositor and the Owner Trustee, as amended and restated by an amended and restated trust agreement, dated as of April 24, 2008, among the Depositor, the Owner Trustee and the Securities Administrator (the “Trust Agreement”) and a certificate of trust filed with the Secretary of State of the State of Delaware on April 11, 2008;

WHEREAS, the Issuer will issue under an indenture its PHH Mortgage Trust, Series 2008-CIM1, Mortgage Backed Notes, Series 2008-CIM1 (the “Notes”) and, under the Trust Agreement, the Owner Trust Certificates (the “Owner Trust Certificates” and collectively with the Notes, the “Securities”);

WHEREAS, the Notes will be secured by certain collateral, as more particularly set forth in the Indenture, dated as of April 1, 2008 (the “Indenture”), among the Issuer, the Securities Administrator and the Indenture Trustee;

WHEREAS, the Owner Trust Certificates will be issued pursuant to the Trust Agreement and will represent undivided beneficial ownership interests in the Trust;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securities, including (i) a sale and servicing agreement dated as of April 1, 2008 (the “Sale and Servicing Agreement”), among the Issuer, as issuer, the Depositor, as depositor, Chimera Investment Corporation, as seller (the “Seller”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), the Securities Administrator, and the Indenture Trustee, (ii) the Letter of Representations dated April 23, 2008, between the Issuer and The Depository Trust Company relating to the Notes (the “Depository Agreement”) and (iii) the Indenture (the Sale and Servicing Agreement, the Depository Agreement, the Indenture and the Trust Agreement being hereinafter referred to collectively as the “Related Agreements”);

WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the “Collateral”) and (b) the undivided beneficial ownership interests in the Issuer represented by the Owner Trust Certificates (the registered holders of such interests being referred to herein as the “Certificateholders”);

WHEREAS, the Owner Trustee has agreed to perform certain of the duties of the Issuer referred to in the preceding clause in accordance with the provisions of the Trust Agreement;

WHEREAS, the Issuer desires to have the Securities Administrator and the Depositor perform certain other duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer or the Owner Trustee may from time to time reasonably request; and

WHEREAS, the Securities Administrator and the Depositor have the capacity to provide the services required by such applicable party hereunder and are willing to perform such services for the Issuer or the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.  Duties of the Securities Administrator.

(a)

The Securities Administrator agrees to perform all of the duties of the Issuer under the Depository Agreement.  In addition, the Securities Administrator shall take all appropriate actions that are the duties of the Issuer or the Owner Trustee to take with respect to the following matters under the Trust Agreement, the Sale and Servicing Agreement and the Indenture:

(i)

the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04 of the Indenture);

(ii)

preparing and delivering replacement Owner Trust Certificates and causing each Owner Trust Certificate to contain a legend substantially in the form of the applicable legends provided in Exhibit A to the Trust Agreement (Sections 3.02 and 3.03 of the Trust Agreement);

(iii)

causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Clearing Agency (Section 2.12 of the Indenture);

(iv)

the maintenance of an office where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served (Section 3.02 of the Indenture);

(v)

the maintenance of an office for registration of transfer or exchange of the Owner Trust Certificates (Section 3.08 of the Trust Agreement);

(vi)

the preparation and delivery of an Issuer Order required to appoint a successor Paying Agent, the preparation and giving of prior written notice to the Indenture Trustee of the appointment of new or additional Paying Agents, and the duty to cause newly appointed Paying Agents to execute and deliver to the Indenture Trustee the instrument specified in Section 3.03 of the Indenture regarding funds held in trust (Section 3.03 of the Indenture);

(vii)

the preparation of an Issuer Order required to direct the Paying Agent to pay to the Securities Administrator all sums held in trust by the Paying Agent (Section 3.03 of the Indenture);

(viii)

upon receipt of written notice from the Owner Trustee or actual knowledge thereof by a Responsible Officer of the Securities Administrator, the notification to the Indenture Trustee and each Rating Agency of an Event of Default under the Sale and Servicing Agreement required pursuant to Section 3.07(d) of the Indenture;

(ix)

upon receipt of written notice from the Owner Trustee, or actual knowledge thereof by a Responsible Officer of the Securities Administrator, the preparation and delivery of written notice to the Indenture Trustee and each Rating Agency of each Event of Default under the Indenture and each default on the part of the Securities Administrator, the Master Servicer, a Servicer or the Depositor, as applicable, under the Sale and Servicing Agreement (Section 3.17 of the Indenture);

(x)

the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar of a list, in such form mutually agreed upon by the Indenture Trustee and Securities Administrator (Section 7.01 of the Indenture);

(xi)

the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Sections 9.01 and 9.02 of the Indenture);

(xii)

causing the preparation of the Notes for execution by the Owner Trustee upon their issuance and upon the registration of any transfer or exchange of the Notes and the preparation of new Notes for execution by the Owner Trustee (Sections 2.02, 2.04, 2.05 and 9.06 of the Indenture);

(xiii)

causing the preparation of an Issuer Order and related documents for authentication of the Notes, executing such Issuer Order on behalf of the Issuer and causing delivery thereof to the Indenture Trustee (Section 2.02 of the Indenture);

(xiv)

causing the preparation and filing of any financing statements, continuation statements, instruments of further assurance and other instruments necessary to protect the Collateral (Section 3.05 of the Indenture);

(xv)

providing notice to the Depositor, the Owner Trustee and the Indenture Trustee upon actual knowledge by the Securities Administrator of a breach of the Issuer’s Negative Covenants set forth in Section 3.08 of the Indenture;

(xvi)

to the extent the Securities Administrator has actual knowledge thereof, the delivery of notice to the Indenture Trustee and each Rating Agency of each Event of Default under the Indenture or any event which would become an Event of Default under Section 5.01(a)(iii) of the Indenture (Sections 3.17 and 5.01(b) of the Indenture);

(xvii)

cooperating with any Certificateholder that wishes to apply for a refund of withholding tax pursuant to Section 4.02(c) of the Trust Agreement;

(xviii)

consulting with the Owner Trustee regarding the duties of the Issuer under the Sale and Servicing Agreement and the Indenture.  The Securities Administrator shall monitor the performance of the Issuer and shall notify the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Sale and Servicing Agreement and the Indenture;

(xix)

preparation and furnishing to each Rating Agency and the Indenture Trustee notice of any exercise of a Clean-Up Call Right in accordance with Section 10.02 of the Indenture (Section 10.01 of the Indenture);

(xx)

recording the Indenture if the Indenture is subject to recording in any appropriate public recording office (Section 11.14 of the Indenture);

(xxi)

preparing and delivering the written notice to the Holders required under Section 5.06 of the Trust Agreement;

(xxii)

distributing promptly, upon the written request of a Proposer, to all Certificateholders any request for action or consent of Certificateholders submitted by such Proposer, providing a reasonable method for collecting responses to such request, and tabulating and reporting the results thereof to the Certificateholders and the Owner Trustee (Section 5.07 of the Trust Agreement);

(xxiii)

keeping proper books of record and account of all the transactions under the Trust Agreement (Section 6.03 of the Trust Agreement);

(xxiv)

preparation, filing, and delivery on behalf of the Issuer of the reports required pursuant to Section 7.03 of the Indenture;

(xxv)

preparing and delivering to the Note Registrar an Issuer Order, directing the Note Registrar to destroy or return cancelled Notes to the Issuer (Section 2.08 of the Indenture); and

(xxvi)

any other duties expressly required to be performed by the Securities Administrator under the Indenture, the Sale and Servicing Agreement or the Trust Agreement.

To the extent the Securities Administrator is giving notice or making a delivery in performing duties of the Issuer or the Owner Trustee hereunder, the Securities Administrator shall be deemed to have given such notice or made such delivery to itself on behalf of the Issuer or the Owner Trustee, as applicable.

(b)

The Securities Administrator shall take all appropriate action with respect to the following matters under the Indenture:

(i)

the duties of an authenticating agent for authentication of the Notes (Sections 2.01, 2.02, 2.04, 2.05 and 2.10 of the Indenture);

(ii)

the duties of Note Registrar (Sections 2.03, 2.04, 2.07 and 2.11 of the Indenture);

(iii)

the provision of notices and instructions to the Clearing Agency (Section 2.11 of the Indenture); and

(iv)

the duties of Paying Agent (Sections 3.03 and 4.02 of the Indenture).

(c)

The Securities Administrator shall perform, or cause to be performed on behalf of the Issuer, any duties expressly required to be performed by it under the Trust Agreement, including its duties as Certificate Paying Agent and Certificate Registrar.

(d)

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Securities Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

In carrying out the foregoing duties and its duties under any other Operative Document, the Securities Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification.  The Securities Administrator shall not be required to take notice or be deemed to have notice or knowledge of (a) any Event of Default or Default under the Indenture or (b) any Event of Default under the Sale and Servicing Agreement, unless a Responsible Officer of the Securities Administrator assigned to and working in its corporate trust department obtains actual knowledge of any such event or default or shall have received written notice thereof.  In the absence of such actual knowledge or written notice, the Securities Administrator is entitled to conclusively assume that no such event or default has occurred.  The Securities Administrator shall, pursuant to Section 6.06 of the Indenture and Section 4.04 of the Trust Agreement, deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns and shall file such information returns with the Internal Revenue Service with respect to payments or accruals of interest on the Notes as are required to be filed under the Code or applicable Treasury Regulations.

The Securities Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice to be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

(e)

The Issuer shall indemnify the Owner Trustee, the Indenture Trustee and the Securities Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

Section 2.  Duties of the Depositor With Respect to the Indenture.

(a)

The Depositor shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Indenture (references are to sections of the Indenture):

(i)

causing the obtaining and delivery to the Indenture Trustee and the Securities Administrator of the Opinion of Counsel as to Collateral (Section 3.06 of the Indenture);

(ii)

causing the preparation and delivery to the Indenture Trustee of an Officer’s Certificate (and executing the same on behalf of the Issuer) and the obtaining and delivery to the Indenture Trustee of an Opinion of Counsel with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture, and, if required by the Trust Indenture Act, an Independent Certificate from a firm of certified public accountants (Sections 4.01 and 11.01 of the Indenture);

(iii)

causing the preparation and delivery to the Indenture Trustee and the Securities Administrator of an Issuer Order and Officer’s Certificate (and executing the same on behalf of the Issuer) and the obtaining and delivery to the Indenture Trustee and the Securities Administrator of an Opinion of Counsel, if necessary, for the release of the Collateral, and, if required by the Trust Indenture Act, an Independent Certificate (Section 8.04 of the Indenture);

(iv)

causing the preparation and delivery to the Securities Administrator of an Officer’s Certificate (and executing the same on behalf of the Issuer) after the end of each fiscal year of the Issuer (Section 3.09 of the Indenture);

(v)

causing the obtaining of an Opinion of Counsel with respect to the recording of the Indenture (Section 11.14 of the Indenture); and

(vi)

causing the preparation of Issuer Orders and Officer’s Certificates (and executing the same on behalf of the Issuer) with respect to the execution of supplemental indentures and, if necessary, the mailing to the Noteholders of notices with respect to their consent to such supplemental indentures (Sections 9.01, 9.02 and 9.03 of the Indenture).

(b)

In addition to the duties of the Depositor set forth above, the Depositor shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee (except as specifically set forth herein) shall take all appropriate additional action that it is the duty of the Issuer to take pursuant to the Related Agreements.  In accordance with the directions of the Owner Trustee, the Depositor shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Depositor.

Section 3.  Duties of the Securities Administrator with Respect to the Collateral.  The Issuer hereby authorizes the Securities Administrator to file in any filing office any financing statement, amendment to financing statement (to the extent a Responsible Officer of the Securities Administrator has actual knowledge or receives written notice that an amendment is required to be filed) or continuation statement required to be executed pursuant to Section 3.05 of the Indenture; and the Securities Administrator agrees that it shall file any continuation statement necessary to maintain the effectiveness of any financing statement filed with respect to the Collateral pursuant to the Indenture (provided that it has been furnished with a copy of the filed financing statement by the Issuer, Depositor or Indenture Trustee with the related filing information, including the date, location and filing number of the filed financing statement, on a timely basis), and the Securities Administrator agrees to file any amendment to any such filed financing statement to the extent a Responsible Officer of the Securities Administrator receives written notice and instruction (including necessary information) from the Issuer, the Depositor or the Indenture Trustee on a timely basis that such amendment is required to be filed (Section 3.05 of the Indenture).

Section 4.  Records.  The Securities Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

Section 5.  Compensation. The Securities Administrator shall perform the duties and provide the services called for under Section 1 above for such compensation as shall be agreed upon between the Securities Administrator and the Master Servicer.  The fees and disbursements of the attorneys delivering any Opinion of Counsel, and any other amounts of out-of-pocket expenses reasonably incurred by the Securities Administrator pursuant to this Agreement shall be paid or reimbursed by the Issuer.

Section 6.  Independence of the Securities Administrator.  For all purposes of this Agreement, the Securities Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer, the Securities Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

Section 7.  No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Securities Administrator and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 8.  Other Activities of Securities Administrator and the Depositor.  Nothing herein shall prevent the Securities Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a Securities Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

Section 9.  Term of Agreement; Resignation and Removal of Securities Administrator.

(a)

This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms, upon which event this Agreement shall automatically terminate.

(b)

Subject to Section 9(e) hereof, the Securities Administrator may resign its duties hereunder by providing the Issuer with at least 60 days’ prior written notice.

(c)

Subject to Section 9(e) hereof, the Issuer may remove the Securities Administrator immediately upon written notice of termination from the Issuer to the Securities Administrator if any of the following events shall occur:

(i)

the Securities Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

(ii)

a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within sixty (60) days, in respect of the Securities Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Securities Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Securities Administrator’s affairs; or

(iii)

the Securities Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Securities Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Securities Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 9(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

(d)

No resignation or removal of the Securities Administrator pursuant to this Section 9 shall be effective until (i) a successor Securities Administrator shall have been appointed by the Issuer in accordance with the Sale and Servicing Agreement and (ii) such successor Securities Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Securities Administrator is bound hereunder.

If a successor Securities Administrator does not take office within sixty (60) days after the retiring Securities Administrator resigns or is removed, the resigning or removed Securities Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

(e)

The appointment of any successor Securities Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Notes.

(f)

Subject to Sections 9(e) and this Section 9(f), the Securities Administrator acknowledges that upon the appointment of a successor Master Servicer pursuant to the Sale and Servicing Agreement, the Securities Administrator shall immediately resign and such successor Master Servicer shall automatically become the Securities Administrator under this Agreement.  Any such successor Master Servicer shall be required to agree to assume the duties of the Securities Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Master Servicer.

Section 10.  Action upon Termination, Resignation or Removal of the Securities Administrator.  Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Securities Administrator pursuant to Section 9 hereof, the Securities Administrator shall be entitled to be paid all fees and reimbursable expenses, including any reasonable out-of-pocket attorneys’ fees, accruing to it to the date of such termination, resignation or removal.  The Securities Administrator shall forthwith upon such termination pursuant to Section 9 deliver to the successor Securities Administrator all property and documents of or relating to the Collateral then in the custody of the Securities Administrator, or if this Agreement has been terminated, to the Depositor.  In the event of the resignation or removal of the Securities Administrator pursuant to Section 9, the Securities Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Securities Administrator.

Section 11.  Reporting Requirements of the Commission.  The Securities Administrator shall provide the required assessments, attestations and reports and otherwise comply with Sections 3.16, 3.17, 3.18 and 3.19 of the Sale and Servicing Agreement.

Section 12.  Notices.  Any notice, report or other communication given hereunder shall be in writing, delivered by mail, overnight courier or facsimile and addressed as follows:

(a)

if to the Issuer, to:

PHH Mortgage Trust, Series 2008-CIM1

c/o LaSalle National Trust Delaware

1201 North Orange Street, Suite 1000

Wilmington, Delaware  19801

Attention: Corporate Trust Administration

Fax:  (302) 427-1414

(b)

if to the Securities Administrator, to:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention:  Client Manager – PHH Mortgage Trust, Series 2008-CIM1

Fax:  (410) 715-2380

(c)

if to the Owner Trustee, to:

LaSalle National Trust Delaware

1201 North Orange Street, Suite 1000

Wilmington, Delaware  19801

Attention: Corporate Trust Administration

Fax:  (302) 427-1414

(d)

if to the Depositor, to:

ACE Securities Corp.

6525 Morrison Boulevard

Charlotte, North Carolina  28211

Attention:  PHH Mortgage Trust, Series 2008-CIM1

(e)

if to the Indenture Trustee, to:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York  10018

Attention: Corporate Trust and Loan Agency,

PHH Mortgage Trust, Series 2008-CIM1

or to such other address as any party shall have provided to the other parties in writing.  Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, hand delivered or faxed to the address of such party as provided above.

Section 13.  Amendments.

(a)

This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Trust or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.  No such amendment effected pursuant to clause (iii) of the preceding sentence may adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Securities Administrator may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph.  Any such amendment shall be deemed not to adversely affect in any material respect any Holder if the Securities Administrator receives (i) written confirmation from the Rating Agencies that such amendment will not cause the Rating Agencies to withdraw, qualify or reduce the then current rating assigned to the Notes or (ii) an Opinion of Counsel to such effect.

(b)

This Agreement may also be amended from time to time by the parties hereto with the consent of the Majority Securityholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Class Principal Amount (or Class Notional Amount) of the Notes of any Class required to consent to any such amendment without the consent of the Holders of all the outstanding Securities.

(c)

Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment to each Holder, the Depositor and to each Rating Agency.

(d)

It shall not be necessary for the consent of Holders under this Section 13 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

(e)

The Owner Trustee, the Trust and the Securities Administrator may, but shall not be obligated to, enter into any amendment which affects the Owner Trustee’s or the Securities Administrator’s respective rights, duties or immunities under this Agreement or otherwise.

Section 14.  Successors and Assigns.  This Agreement may not be assigned by the Securities Administrator unless such assignment is previously consented to in writing by the Owner Trustee and the Depositor, and the Rating Agency Condition in respect thereof has been satisfied.  An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Securities Administrator is bound hereunder.  Notwithstanding the foregoing, this Agreement may be assigned by the Securities Administrator without the consent of the Owner Trustee or the Depositor to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Securities Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Depositor an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Securities Administrator is bound hereunder.  Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Section 15.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 16.  Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 17.  Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall together constitute one and the same agreement.

Section 18.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 19.  Not Applicable to Wells Fargo Bank, N.A. in Other Capacities.  Nothing in this Agreement shall affect any obligation Wells Fargo Bank, N.A. may have in any other capacity.

Section 20.  Limitation of Liability of Owner Trustee.  Notwithstanding anything contained herein to the contrary, this Agreement has been executed by LaSalle National Trust Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall LaSalle National Trust Delaware in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 21.  Limitation of Liability of the Securities Administrator; Indemnification.  Notwithstanding anything herein to the contrary, this Agreement has been signed by Wells Fargo Bank, N.A. not in its individual capacity but solely in its capacity as Securities Administrator and in no event shall the Securities Administrator in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  The Securities Administrator shall not have any duties or obligations other than those expressly set forth in this Agreement, and no implied duties on its part shall be read into this Agreement.  In acting as Securities Administrator, Wells Fargo Bank, N.A. shall be entitled to the same benefits, rights, immunities, protections and rights to indemnification as are afforded to the Indenture Trustee under Article Six (including without limitation Section 6.07) of the Indenture.

Section 22.  Benefit of Agreement.  It is expressly agreed that in performing its duties under this Agreement, the Securities Administrator will act for the benefit of holders of the Securities as well as for the benefit of the Issuer, and that such obligations on the part of the Securities Administrator shall be enforceable at the instance of the Indenture Trustee, the Owner Trustee and the Issuer.

Section 23.  Bankruptcy Matters.  No party to this Agreement shall take any action to cause the Depositor or the Issuer to dissolve in whole or in part or file a voluntary petition or otherwise initiate proceedings to have the Depositor or the Issuer adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Depositor or the Issuer, or file a petition seeking or consenting to reorganization or relief of the Depositor or the Issuer as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Depositor or the Issuer; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Depositor or the Issuer or of all or any substantial part of the properties and assets of the Depositor or the Issuer, or cause the Issuer to make any general assignment for the benefit of creditors of the Depositor or the Issuer, or take any action in furtherance of any of the above actions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PHH MORTGAGE TRUST, SERIES 2008-CIM1

By:

LASALLE NATIONAL TRUST DELAWARE,

not in its individual capacity

but solely as Owner Trustee

By:  /s/ Evelyn Cruz

Name:

Evelyn Cruz

Title:

Assitant Vice President

WELLS FARGO BANK, N.A.,

not in its individual capacity but solely as Securities Administrator

By:  /s/ Carla W. Walker

Name:

Carla W. Walker

Title:    Vice President

LASALLE NATIONAL TRUST DELAWARE,

not in its individual capacity but solely as Owner Trustee

By:  /s/ Evelyn Cruz

Name:

Evelyn Cruz

Title:

Assitant Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,

not in its individual capacity but solely as Indenture Trustee

By:  /s/ Alexander Pabon

Name:

Alexander Pabon

Title:

Vice President

ACE SECURITIES CORP,

as Depositor

By: /s/ Douglas K. Johnson

Name:

Douglas K. Johnson

Title:

President